UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2011

Herbalife Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands	KY1-1106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	c/o (213) 745-0500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, Results of Operations and Financial Condition.

On February 22, 2011, Herbalife Ltd. (the "Company") issued a press release announcing its financial results for its fiscal year ended December 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 22, 2011, the Company issued a press release announcing that the Company's Board of Directors had declared a $0.25 per share cash dividend payable on March 22, 2011, to shareholders of record on March 8, 2011. The Company also announced that its Board of Directors had approved a two-for-one split of the Company’s Common Shares, subject to shareholder approval at the Company’s annual general meeting of shareholders, which will be held on April 28, 2011. If approved by shareholders, each outstanding Common Share owned of record on May 10, 2011 will be subdivided into two Common Shares, with the newly issued shares to be distributed to shareholders on or about May 17, 2011.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Herbalife Ltd. on February 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

February 22, 2011	By:	/s/ Brett R. Chapman
		Name:	Brett R. Chapman
		Title:	General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Herbalife Ltd. on February 22, 2011